EXHIBIT 99.1


                          [PRIVATEBANCORP, INC. LOGO]

                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

                  PRIVATEBANCORP REPORTS THIRD QUARTER EARNINGS

            Earnings per share up 38 percent over third quarter 2002

     Chicago, IL, October 20, 2003-- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings per share of $0.54 per diluted share for the third quarter of 2003 compared to third quarter 2002 earnings per diluted share of $0.39, an increase of 38 percent. Net income for the third quarter ended September 30, 2003 was $5.1 million, an increase of 69 percent over third quarter 2002 net income of $3.0 million. Net income for the nine months ended September 30, 2003 was $13.3 million, or $1.55 per diluted share, compared to net income of $7.8 million, or $1.01 per diluted share, for the nine months ended September 30, 2002, an increase of 53 percent on a per diluted share basis. All per share amounts have been adjusted to reflect the three-for-two stock split effected in the form of a 50 percent stock dividend paid to shareholders on January 17, 2003.

     "Earnings growth was driven by higher net interest margin, augmented by strong loan demand and increases in noninterest income. Significant growth in earnings per share is particularly notable in light of the fact that the Company had a higher number of average shares outstanding in this year's quarter due to the public offering of nearly 2.0 million shares which we completed in late July," said Ralph B. Mandell, Chairman, President and CEO.

     Net interest income totaled $14.8 million in the third quarter of 2003, an increase of 42 percent over third quarter 2002 net interest income of $10.4 million, and an increase of 18 percent as compared to second quarter 2003 net interest income of $12.6 million. Average earning assets during the period were $1.7 billion, compared to $1.3 billion in the prior year quarter, an increase of 31 percent. Average earning assets increased by $101.0 million, or 6 percent during the third quarter of 2003 from $1.6 billion in the second quarter of 2003.

     Net interest margin (on a tax equivalent basis) was 3.64 percent in the third quarter of 2003, up from 3.46 percent in the prior year third quarter and up from 3.33 percent in the second quarter of 2003. The margin growth during the third quarter of 2003 reflects a six basis point increase in the yields on average earning assets and a twenty basis point decrease in the costs of average interest-bearing liabilities as compared to the yields and costs incurred in the second quarter of 2003.

     During the third quarter, the company prepaid a $30.0 million, 6.21% fixed Federal Home Loan Bank advance that was scheduled to mature on December 5, 2003. The Company replaced the advance with two new FHLB advances totaling $30.0 million with substantially longer maturities and lower interest rates than the original advance. The common stock offering that was completed during the quarter generated net proceeds to the Company of $57.2 million. A portion of the proceeds was used to repay borrowings of $30.0 million, costing 3.50% under the Company's revolving line of credit. The Company also retired a $5.0 million subordinated note costing 3.31% during the quarter. The changes made to funds borrowed during the third quarter of 2003 had a positive impact on improving net interest margin during the quarter relative to the second quarter of 2003, and will continue to positively impact net interest margin in the fourth quarter of 2003.

     The provision for loan losses was $1.1 million for the third quarter of 2003, compared to $828,000 in the prior year third quarter and $730,000 in the second quarter of 2003. Net charge-offs totaled $246,000 in the quarter ended September 30, 2003 versus net charge-offs of $95,000 in the prior year quarter and $182,000 in the second quarter of 2003. The increase in charge-offs was attributable primarily to a single commercial credit. The allowance for loan losses as a percentage of total loans was 1.23 percent as of September 30, 2003 compared to 1.17 percent at September 30, 2002 and 1.22 percent at June 30, 2003.

     Noninterest income was $4.1 million in the third quarter of 2003, reflecting an increase of approximately $2.7 million from the third quarter of 2002 and a decrease of $348,000 as compared to the second quarter of 2003. Growth in wealth management income and residential mortgage fee income contributed to the expansion in noninterest income during the quarter. Wealth management income totaled $1.7 million for the third quarter of 2003, an increase of $1.0 million from the third quarter of 2002 and an increase of $130,000 from the second quarter of 2003. The year-over-year increase in wealth management income was primarily due to the inclusion of $810,000 of asset management revenue from Lodestar Investment Counsel, LLC, which was acquired by the Company during the fourth quarter of 2002. Wealth management assets under management were $1.320 billion at September 30, 2003 compared to $694.0 million at September 30, 2002, and up $55.0 million from $1.265 billion at June 30, 2003. Growth in assets under management during the quarter reflects the impact of net new business generated and the continued rebound in the equity markets.

     Sales of residential real estate loans generated $1.2 million of income during the third quarter 2003 an increase of $678,000 from the third quarter of 2002 and an increase of $200,000 from the second quarter of 2003. It is anticipated that the demand for residential real estate loans will subside in the fourth quarter of 2003.

     The increase in noninterest income was aided by a third quarter 2003 gain of approximately $765,000 recorded to reflect the fair market value adjustment on an interest rate swap. This interest rate swap was entered into during the third quarter of 2002 in order to hedge a portion of the Company's investment in long-term municipal bonds. The change in the fair market value of the swap is recognized in earnings and resulted in a gain because of the increase in market rates of interest during the third quarter of 2003. The interest rate swap resulted in a loss of $662,000 during the third quarter of 2002 and a loss of $1.0 million during the second quarter of 2003.

     During the third quarter of 2003, we recognized investment securities losses of $333,000, versus gains of $280,000 during the third quarter of 2002 and gains of $2.3 million during the second quarter of 2003. The second quarter gain resulted primarily from a gain of $2.4 million on the sale of a single $10.0 million corporate bond from our available-for-sale investment security portfolio.

     Noninterest expense increased to $10.6 million in the third quarter of 2003 from $7.1 million in the third quarter of 2002 and up 9 percent as compared to $9.8 million in the second quarter of 2003. The Company recognized an early termination fee of $408,000 in other operating expenses in connection with the early extinguishment of the $30.0 million fixed rate FHLB advance during the third quarter of 2003. The remaining increase in noninterest expense on a year over year basis is attributable primarily to increased costs associated with continued growth of the Company and the operations of Lodestar.

     Our full-time equivalent employees increased to 201 at September 30, 2003 from 173 a year ago and 194 at the end of second quarter 2003. Our efficiency ratio of 53.9 percent in the third quarter of 2003 improved from 56.3 percent in the prior year quarter and 55.0 percent in the second quarter of 2003. Going forward, it is expected that the efficiency ratio will return to the higher levels evidenced in the second quarter of 2003.

     Deposits increased by 2 percent or $30.4 million during the third quarter to $1.476 billion, compared to total deposits of $1.446 billion as of June 30, 2003. Deposits as of September 30, 2003 increased by 22 percent from $1.205 billion at December 31, 2002. Brokered deposits were $454.3 million at September 30, 2003, an increase of 4 percent or $15.6 million since June 30, 2003 and an increase of 62 percent or $174.0 million since December 31, 2002.

     Loan growth for the third quarter of 2003 was strong, particularly in The PrivateBank (Chicago). Total loans as of September 30, 2003 increased by 6 percent, or $65.0 million, to $1.132 billion as compared to loans of $1.067 billion at June 30, 2003. Loans increased 18 percent at September 30, 2003 from the $956.6 million posted at December 31, 2002.

     At September 30, 2003, nonperforming loans as a percentage of total loans were 0.17 percent, versus 0.26 percent at June 30, 2003 and 0.14 percent at December 31, 2002. At September 30, 2003, nonaccrual loans as a percentage of total loans were 0.05 percent, versus 0.08 percent at June 30, 2003 and December 31, 2002.

     PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel LLC. The Company, which had assets of $1.9 billion at September 30, 2003, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

     Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebancorp.com

     Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations, future prospects and earnings per share of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in or changes in the composition of the Company's loan or investment portfolios, competition and the potential dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

     Editor's Note: Financial highlights attached.

                                       ###

                              PRIVATEBANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                  THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                      SEPTEMBER 30,
                                                            -------------------------------    -----------------------------
                                                                2003               2002             2003            2002
                                                            ------------      -------------    -------------    ------------
                                                              UNAUDITED         UNAUDITED        UNAUDITED        UNAUDITED

INTEREST INCOME
Interest and fees on loans.................................   $   15,830        $    13,704       $   46,205       $   38,517
Interest on investment securities..........................        6,333              4,557           16,860           13,649
Interest on short-term investments.........................            6                 38               62               63
                                                              ----------        -----------       ----------       ----------
   Total interest income...................................       22,169             18,299           63,127           52,229
                                                              ----------        -----------       ----------       ----------

INTEREST EXPENSE
Interest on deposits.......................................        5,855              6,067           17,772           18,021
Interest on borrowings.....................................        1,016              1,304            3,532            3,967
Interest on long-term debt - Trust Preferred Securities....          485                485            1,455            1,454
                                                              ----------        -----------       ----------       ----------
   Total interest expense..................................        7,356              7,856           22,759           23,442
                                                              ----------        -----------       ----------       ----------

NET INTEREST INCOME                                               14,813             10,443           40,368           28,787
Provision for loan losses..................................        1,092                828            2,778            2,948
                                                              ----------        -----------       ----------       ----------
Net interest income after provision........................       13,721              9,615           37,590           25,839
                                                              ----------        -----------       ----------       ----------

NON-INTEREST INCOME
Banking, wealth management services and other income.......        3,657              1,763            9,539            5,107
Net securities (losses) gains..............................         (333)               280            1,922              324
Gains (losses) on interest rate swap.......................          765               (662)            (519)            (662)
                                                              ----------        -----------       ----------       ----------
Total non-interest income..................................        4,089              1,381           10,942            4,769
                                                              ----------        -----------       ----------       ----------

NON-INTEREST EXPENSE
Salaries and benefits......................................        5,338              3,393           15,186           10,076
Other operating expenses...................................        5,223              3,695           14,466           10,597
Amortization of intangibles................................           42                 --              126               --
                                                              ----------        -----------       ----------       ----------
Total non-interest expense.................................       10,603              7,088           29,778           20,673
                                                              ----------        -----------       ----------       ----------
Minority interest expense..................................           59                 --              141               --
                                                              ----------        -----------       ----------       ----------
Income before income taxes.................................        7,148              3,908           18,613            9,935
                                                              ----------        -----------       ----------       ----------
Income tax expense.........................................        2,018                875            5,267            2,148
                                                              ----------        -----------       ----------       ----------
NET INCOME.................................................   $    5,130        $     3,033       $   13,346       $    7,787
                                                              ==========        ===========       ==========       ==========

WEIGHTED AVERAGE SHARES O/S................................    9,009,234          7,392,542        8,091,755        7,353,160
DILUTED AVERAGE SHARES O/S.................................    9,574,802          7,809,603        8,613,648        7,739,216

EARNINGS PER SHARE
Basic......................................................   $     0.57        $      0.41       $     1.65       $     1.06
Diluted....................................................   $     0.54        $      0.39       $     1.55       $     1.01


NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                      09/30/03            12/31/02         09/30/02
                                                                    -----------         -----------      -----------
                                                                     UNAUDITED                            UNAUDITED
ASSETS
Cash and due from banks.....................................        $   33,551          $   34,529       $   44,561
Short-term investments......................................             1,999                 258            3,848
Investment securities - available for sale..................           647,433             487,020          403,192
Loans held for sale.........................................             5,554              14,321            9,062

Loans.......................................................         1,131,706             965,641          913,197
Allowance for loan losses...................................           (13,865)            (11,585)         (10,642)
                                                                    ----------          ----------       ----------
   Net loans................................................         1,117,841             954,056          902,555

Premises and equipment, net.................................             6,334               6,851            6,378
Goodwill....................................................            19,242              19,199           10,805
Other assets................................................            25,149              27,180           23,925
                                                                    ----------          ----------       ----------
   Total Assets.............................................        $1,857,103          $1,543,414       $1,404,326
                                                                    ==========          ==========       ==========

LIABILITIES
Non-interest bearing deposits...............................        $  125,505          $   88,986       $   80,994
Interest bearing deposits...................................         1,350,542           1,116,285        1,082,333
                                                                    ----------          ----------       ----------
   Total deposits...........................................         1,476,047           1,205,271        1,163,327
                                                                    ----------          ----------       ----------

Funds borrowed..............................................           164,491             209,954          125,422
Long-term debt - Trust Preferred Securities.................            20,000              20,000           20,000
Other liabilities...........................................            35,460              19,097           16,296
                                                                    ----------          ----------       ----------
   Total Liabilities........................................         1,695,998           1,454,322        1,325,045
                                                                    ----------          ----------       ----------

STOCKHOLDERS' EQUITY
Common stock and additional paid-in-capital.................           113,512              53,071           47,411
Retained earnings...........................................            40,114              27,784           24,760
Accumulated other comprehensive income......................            10,420               8,826            8,721
Deferred compensation.......................................            (2,941)               (589)            (661)
Loans to executive officers.................................                --                  --             (950)
                                                                    ----------          ----------       ----------
Total Stockholders' Equity..................................           161,105              89,092           79,281
                                                                    ----------          ----------       ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................        $1,857,103          $1,543,414       $1,404,326
                                                                    ==========          ==========       ==========

BOOK VALUE PER SHARE........................................        $    16.37          $    11.56       $    10.71



NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                       3Q03               2Q03            1Q03           4Q02           3Q02
                                                    ----------         ----------      ----------     ----------     ----------
KEY STATISTICS
Net income...................................         $5,130           $4,613           $3,603         $3,220          $3,033
Basic earnings per share.....................         $ 0.57           $ 0.60           $ 0.47         $ 0.43          $ 0.41
Diluted earnings per share...................         $ 0.54           $ 0.56           $ 0.44         $ 0.41          $ 0.39

Return on average total assets...............           1.15%            1.10%            0.92%          0.88%           0.89%
Return on average total equity...............          14.57%           18.81%           15.49%         15.99%          15.86%
Dividend payout ratio........................           7.67%            6.75%            8.62%          6.14%           6.51%

Non-interest income to average assets........           0.92%            1.06%            0.62%          0.38%           0.41%
Non-interest expense to average assets.......           2.38%            2.33%            2.41%          2.16%           2.08%
Net overhead ratio(1)........................           1.46%            1.27%            1.80%          1.78%           1.68%
Efficiency ratio(2)..........................           53.9%            55.0%            58.5%          57.3%           56.3%

Net interest margin(3).......................           3.64%            3.33%            3.68%          3.56%           3.46%
Yield on average earning assets..............           5.37%            5.30%            5.73%          5.79%           5.90%
Cost of average interest-bearing liabilities.           1.94%            2.14%            2.20%          2.42%           2.63%
Net interest spread(4).......................           3.43%            3.16%            3.53%          3.37%           3.27%
Tax equivalent adjustment to net interest
   income(5).................................         $  772          $   742          $   695        $   661         $   756
------------------

NOTE 1: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.
(1) Non-interest expense less non-interest income divided by average total assets.
(2) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(3) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

                                                          RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST INCOME ON
                                                                               A TAX EQUIVALENT BASIS
                                                          ------------------------------------------------------------------
                                                            3Q03          2Q03          1Q03           4Q02           3Q02
                                                           -------       -------       -------        -------        -------
         Net interest income.......................        $14,813       $12,558       $12,997        $11,813        $10,443
         Tax equivalent adjustment
            to net interest income.................            772           742           695            661            756
                                                           -------      --------       -------        -------        -------
         Net interest income, tax
            equivalent basis.......................        $15,585       $13,300       $13,692        $12,474        $11,199
                                                           =======      ========       =======        =======        =======

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                             3Q03               2Q03               1Q03              4Q02               3Q02
                                          ----------         ----------         ----------        ----------         ----------
BALANCE SHEET RATIOS
Loans to Deposits (period end).....           76.67%            73.83%            74.57%             80.12%             78.50%

Average interest-earning assets to
   average interest-bearing
   liabilities.....................           112.4             108.2             107.1              108.2              108.0

PER SHARE DATA
Dividends..........................           $0.04             $0.04             $0.04              $0.03              $0.03
Book value (period end)............          $16.37            $12.89            $12.29             $11.56             $10.71
Tangible book value (period end)(1)          $14.17            $10.10             $9.49              $8.74              $9.25

SHARE PRICE DATA
Closing price (period end).........          $33.11            $27.27            $22.95             $25.24             $20.38
Diluted earnings multiple..........           15.45 x           12.14 x           12.86 x            15.52 x            13.17 x
Book value multiple (period end)...            2.02 x            2.12 x            1.87 x             2.18 x             1.90 x

COMMON STOCK INFORMATION
Outstanding shares at end of period       9,840,034         7,787,034         7,762,014          7,704,203          7,404,234

NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share...........       9,009,234         7,649,749         7,600,804          7,422,471          7,392,542
Diluted earnings per share.........       9,574,802         8,174,011         8,142,210          7,912,101          7,809,603

CAPITAL RATIOS (PERIOD END)(2):
Total equity to total assets.......            8.68%             5.70%             5.85%              5.77%              5.65%
Total risk-based capital ratio.....           12.40%             8.37%             8.30%              8.29%              9.10%
Tier-1 risk-based capital ratio....           11.34%             7.06%             6.99%              6.91%              7.61%
Leverage ratio.....................            8.52%             5.23%             5.27%              5.47%              5.91%

------------------

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Capital ratios presented in the press release are based on preliminary data.
NOTE: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)


                                                        3Q03           2Q03         1Q03         4Q02         3Q02
                                                      -------        -------      -------      -------       ------
SUMMARY INCOME STATEMENT

INTEREST INCOME
Interest on fees on loans.....................        $15,830        $15,208      $15,167      $14,043       $13,704
Interest on investment securities.............          6,333          5,148        5,379        5,507         4,557
Interest on short-term investments............              6             31           25           63            38
                                                      -------        -------      -------      -------       -------
   Total interest income......................         22,169         20,387       20,571       19,613        18,299

INTEREST EXPENSE..............................          7,356          7,829        7,574        7,800         7,856
                                                      -------        -------      -------      -------       -------

NET INTEREST INCOME                                    14,813         12,558       12,997       11,813        10,443
Provision for loan losses.....................          1,092            730          956          914           828
                                                      -------        -------      -------      -------       -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
   LOSSES.....................................         13,721         11,828       12,041       10,899         9,615
                                                      -------        -------      -------      -------       -------

NON INTEREST INCOME
Banking, wealth management services and other
   income.....................................          3,657          3,181        2,701        1,975         1,763
Net securities (losses) gains.................           (333)         2,310          (55)        (313)          280
Gains (losses) on interest rate swap..........            765         (1,054)        (230)        (282)         (662)
                                                      -------        -------      -------      -------       -------
   Total non-interest income..................          4,089          4,437        2,416        1,380         1,381
                                                      -------        -------      -------      -------       -------

NON INTEREST EXPENSE
Salaries and benefits.........................          5,338          5,070        4,778        3,903         3,393
Amortization of intangible....................             42             42           42           --            --
Occupancy expense.............................          1,403          1,270        1,419        1,319         1,227
Other operating expenses......................          3,820          3,374        3,180        2,712         2,468
                                                      -------        -------      -------      -------       -------
   Total Non-Interest Expense.................         10,603          9,756        9,419        7,934         7,088
                                                      -------        -------      -------      -------       -------

Minority Interest Expense.....................             59             44           38           --            --
                                                      -------        -------      -------      -------       -------

INCOME BEFORE INCOME TAXES....................          7,148          6,465        5,000        4,345         3,908
Income tax expense............................          2,018          1,852        1,397        1,125           875
                                                      -------        -------      -------      -------       -------

NET INCOME....................................        $ 5,130        $ 4,613      $ 3,603      $ 3,220       $ 3,033
                                                      =======        =======      =======      =======       =======

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)


                                                              3Q03         2Q03         1Q03        4Q02       3Q02
                                                            -------      -------      -------     -------     ------
CREDIT QUALITY
KEY RATIOS
Net charge-offs (recoveries) to average loans.......          0.09%       0.07%        0.03%      -0.01%       0.04%
Total non-performing loans to total loans...........          0.17%       0.26%        0.35%       0.14%       0.33%
Total non-performing assets to total assets.........          0.10%       0.16%        0.22%       0.09%       0.21%
Nonaccrual loans to:
   Total loans......................................          0.05%       0.08%        0.15%       0.08%       0.05%
   Total assets.....................................          0.03%       0.05%        0.09%       0.05%       0.03%
Allowance for loan losses to:
   Total loans......................................          1.23%       1.22%        1.22%       1.20%       1.17%
   Non-performing loans.............................           723%        476%         355%        828%        357%
   Nonaccrual loans.................................          2681%       1465%         841%       1547%       2475%

NON-PERFORMING ASSETS:
Loans delinquent over 90 days.......................       $ 1,401     $ 1,849      $ 2,032     $   650     $ 2,549
Nonaccrual loans....................................           517         889        1,483         749         430
                                                           -------     -------      -------     -------     -------
   Total non-performing assets......................       $ 1,918     $ 2,738      $ 3,515     $ 1,399     $ 2,979
                                                           =======     =======      =======     =======     =======

NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off...................................       $   335     $   435      $    81     $     4     $   165
Recoveries..........................................            89         253           11          33          70
                                                           -------     -------      -------     -------     -------
Net charge-offs (recoveries)........................       $   246     $   182      $    70     $   (29)    $    95
                                                           =======     =======      =======     =======     =======
PROVISION FOR LOAN LOSSES...........................       $ 1,092     $   730      $   956     $   914     $   828
                                                           =======     =======      =======     =======     =======

ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period......................       $13,019     $12,471      $11,585     $10,642     $ 9,909
Provision...........................................         1,092         730          956         914         828
Net charge-offs (recoveries)........................           246         182           70         (29)        95
                                                           -------     -------      -------     -------     -------
Balance at end of period............................       $13,865     $13,019      $12,471     $11,585     $10,642
                                                           =======     =======      =======     =======     =======

NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate..............................            --          --           --          --          --
Residential real estate.............................            --          --           --          --          --
Commercial..........................................       $   327     $    92      $     1     $    (2)    $    46
Personal............................................           (81)         90           69         (27)         49
Home equity.........................................            --          --           --          --          --
Construction........................................            --          --           --          --          --
                                                           -------     -------      -------     -------     -------
Total net loan charge-offs (recoveries).............       $   246     $   182      $    70     $   (29)    $    95
                                                           =======     =======      =======     =======     =======

                              PRIVATEBANCORP, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                              UNAUDITED      UNAUDITED      UNAUDITED         AUDITED       UNAUDITED
                                              09/30/03(1)   6/30/03(1)     3/31/03(1)       12/31/02(1)      09/30/02
                                              -----------   ----------     ----------       -----------      --------

  ASSETS
  Cash and due from banks...........          $   33,551   $   51,771      $   46,643       $   34,529      $   44,561
  Short-term investments............               1,999        9,145           7,415              258           3,848
  Investment securities-available
     for sale.......................             647,433      581,743         505,877          487,020         403,192
  Loans held for sale...............               5,554       12,282          12,591           14,321           9,062
  Loans.............................           1,131,706    1,067,208       1,018,196          965,641         913,197
     Less:  Allowance for loan
        losses......................             (13,865)     (13,019)        (12,471)         (11,585)        (10,642)
                                              ----------   ----------      ----------       ----------      ----------
     Net loans......................           1,117,841    1,054,189       1,005,725          954,056         902,555
                                              ----------   ----------      ----------       ----------      ----------
  Premises and equipment, net.......               6,334        6,284           6,516            6,851           6,378
  Goodwill..........................              19,242       19,242          19,242           19,199          10,805
  Other assets......................              25,149       25,020          24,986           27,180          23,925
                                              ----------   ----------      ----------       ----------      ----------
     Total Assets...................          $1,857,103   $1,759,676      $1,628,995       $1,543,414      $1,404,326
                                              ==========   ==========      ==========       ==========      ==========

  LIABILITIES AND STOCKHOLDERS'
     EQUITY
  Non-interest bearing deposits.....          $  125,505   $  110,244      $   88,243       $   88,986      $   80,994
  Interest bearing demand deposits..              71,958       79,397          73,699           64,893          57,575
  Savings and money market deposits.             484,662      497,437         476,100          488,941         431,455
  Time deposits.....................             793,922      758,512         727,302          562,451         593,303
                                              ----------   ----------      ----------       ----------      ----------
     Total deposits.................           1,476,047    1,445,590       1,365,344        1,205,271       1,163,327
  Funds borrowed....................             164,491      170,433         124,933          209,954         125,422
  Long-term debt - Trust Preferred
     Securities.....................              20,000       20,000          20,000           20,000          20,000
  Other liabilities.................              35,460       23,313          23,345           19,097          16,296
                                              ----------   ----------      ----------       ----------      ----------
     Total liabilities..............           1,695,998    1,659,336       1,533,622        1,454,322       1,325,045
  Stockholders' equity..............             161,105      100,340          95,373           89,092          79,281
                                              ----------   ----------      ----------       ----------      ----------
     Total Liabilities and
        Stockholders' Equity........          $1,857,103   $1,759,676      $1,628,995       $1,543,414      $1,404,326
                                              ==========   ==========      ==========       ==========      ==========
------------------

(1) Reflects the consummation of the acquisition of a controlling interest in Lodestar Investment Counsel on December 30, 2002.

                              PRIVATEBANCORP, INC.
                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                         09/30/03        6/30/03          3/31/03         12/31/02       09/30/02
                                         --------        -------          -------         --------       --------
ASSETS
Cash and due from banks...........      $   36,424      $   40,194      $   36,159       $   35,407      $   35,479
Short-term investments............           1,480           9,765          11,833            3,015           2,584
Investment securities-available
   for sale.......................         589,624         543,799         492,443          442,001         393,565
Loans held for sale...............          11,228          10,401          11,178           11,966           6,578
Loans.............................       1,091,982       1,037,902         993,797          936,016         881,916
   Less:  Allowance for loan
      losses......................         (13,358)        (12,628)        (12,091)         (11,116)        (10,190)
                                        ----------      ----------      ----------       ----------      ----------
   Net loans......................       1,078,624       1,025,274         981,706          924,900         871,726
                                        ----------      ----------      ----------       ----------      ----------
Premises and equipment, net.......           6,376           6,452           6,757            6,438           6,472
Goodwill..........................          19,275          19,249          19,756           11,077          10,805
Other assets......................          27,774          25,758          22,322           23,301          22,766
                                        ----------      ----------      ----------       ----------      ----------
   Total Assets...................      $1,770,805      $1,680,892      $1,582,154       $1,458,105      $1,349,975
                                        ==========      ==========      ==========       ==========      ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....      $  111,010      $   96,582      $   81,926       $   84,649      $   79,530
Interest bearing demand deposits..          76,223          75,019          65,977           60,177          57,526
Savings and money market deposits.         478,659         487,814         477,748          480,110         417,541
Time deposits.....................         755,081         724,497         637,990          572,308         566,333
                                        ----------      ----------      ----------       ----------      ----------
   Total deposits.................       1,420,973       1,383,912       1,263,641        1,197,244       1,120,930
Funds borrowed....................         169,088         157,485         191,898          144,982         119,714
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000          20,000           20,000          20,000
Other liabilities.................          21,093          21,130          12,241           15,959          13,505
                                        ----------      ----------      ----------       ----------      ----------
   Total liabilities..............       1,631,154       1,582,527       1,487,780        1,378,185       1,274,149
Stockholders' equity..............         139,651          98,365          94,374           79,920          75,826
                                        ----------      ----------      ----------       ----------      ----------
   Total Liabilities and
      Stockholders' Equity........      $1,770,805      $1,680,892      $1,582,154       $1,458,105      $1,349,975
                                        ==========      ==========      ==========       ==========      ==========

                              PRIVATEBANCORP, INC.
                       AVERAGE YEAR-TO-DATE BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                         09/30/03        6/30/03          3/31/03         12/31/02       09/30/02
                                         --------        -------          -------         --------       --------
ASSETS
Cash and due from banks...........      $   37,598      $   38,197      $   36,159       $   30,828      $   29,285
Short-term investments............           7,696          10,794          11,833            2,822           2,758
Investment securities-available
   for sale.......................         541,833         518,263         492,443          397,205         382,105
Loans held for sale...............          11,003          10,370          11,178            6,531           4,700
Loans.............................       1,041,520       1,016,390         993,797          853,243         825,349
   Less:  Allowance for loan
      losses......................         (12,697)        (12,361)        (12,091)          (9,740)         (9,276)
                                        ----------      ----------      ----------       ----------      ----------
   Net loans......................       1,028,823       1,004,029         981,706          843,503         816,073
                                        ----------      ----------      ----------       ----------      ----------
Premises and equipment, net.......           6,527           6,604           6,757            5,515           5,229
Goodwill..........................          19,416          19,501          19,756           10,874          10,805
Other assets......................          26,482          26,018          22,321           23,071          23,001
                                        ----------      ----------      ----------       ----------      ----------
   Total Assets...................      $1,679,378      $1,633,776      $1,582,153       $1,320,349      $1,273,956
                                        ==========      ==========      ==========       ==========      ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....    $     96,246    $     89,431    $     81,926     $     74,743    $     71,385
Interest bearing demand deposits..          72,444          70,523          65,977           57,242          56,252
Savings and money market deposits.         480,717         482,809         477,748          410,522         387,070
Time deposits.....................         706,285         681,483         637,990          537,297         525,497
                                        ----------      ----------      ----------       ----------      ----------
   Total deposits.................       1,355,692       1,324,246       1,263,641        1,079,804       1,040,204
Funds borrowed....................         172,862         174,781         191,898          136,292         133,364
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000          20,000           20,000          20,000
Other liabilities.................          19,016          18,731          12,318           11,682          10,230
                                        ----------      ----------      ----------       ----------      ----------
   Total liabilities..............       1,567,570       1,537,758       1,487,857        1,247,778       1,203,798
Stockholders' equity..............         111,808          96,018          94,296           72,571          70,158
                                        ----------      ----------      ----------       ----------      ----------
   Total Liabilities and
      Stockholders' Equity........      $1,679,378      $1,633,776      $1,582,153       $1,320,349      $1,273,956
                                        ==========      ==========      ==========       ==========      ==========